Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Scott N. Greenberg        Sharon Esposito-Mayer     Cynthia Peffers
Chief Executive Officer   Chief Financial Officer   VP, Corporate Communications
(410) 379-3640            (410) 379-3636            (703) 934-9400

        GP STRATEGIES REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

New York, March 16, 2006 - GP Strategies Corporation (NYSE: GPX), a global provider of training, e-Learning solutions, management consulting, and engineering services through its core operating subsidiary General Physics Corporation, today reported strong fourth quarter and fiscal year 2005 results.

Highlights:

     Quarter
     o Gross profit up 20.3% for the fourth quarter of 2005 compared to 2004
     o Operating income up $4.3 million for the fourth quarter of 2005 compared to 2004
     o Settled litigation claims against EDS for $9.0 million in cash, resulting in a gain of $5.6 million, net of legal fees and expenses, during the fourth quarter of 2005

     Fiscal Year 2005
     o Revenue of $175.6 million for fiscal year 2005, up from $164.5 million in 2004
     o Operating income improved to $11.0 million, versus $1.8 million in 2004

"GP Strategies successfully met its major objectives for 2005 and I am proud to report the Company had a solid fourth quarter," said Scott N. Greenberg, CEO of GP Strategies. "We achieved strong operating results, broadened work scopes and added significant new customers during the year, validating our business model and improving our position within the training outsourcing marketplace."

Mr. Greenberg continued, "In September, we completed the spin-off of our non-core assets, and during the year increased our profitability and cash flow. In January, we simplified our capital structure, through the capital stock restructuring, eliminating supervoting shares. With these transactions now complete, we can concentrate on our strategic objectives, which leverage our custom content design capabilities, industry knowledge and management team depth. Looking toward fiscal 2006, we are focused on the growth of our core business, General Physics, through international expansion, selective acquisitions, and the development of relationships with new and existing customers."

Fourth Quarter Results

During the fourth quarter of 2005, revenue decreased $1.4 million, or 3.0%, to $44.3 million from $45.6 million in the fourth quarter of 2004. The net decrease in revenue is primarily due to a change in contract scopes with a business process outsourcing customer during 2005, resulting in a revenue decline of $2.5 million, and a net decrease in revenue from hurricane recovery services of $1.0 million. These decreases in the fourth quarter of 2005 were offset by increases in revenue from new contract awards and increased contract scopes with several of our existing customers to provide various training, business process outsourcing, engineering, and domestic preparedness services.

During the fourth quarter of 2005, operating income increased $4.3 million, to $3.3 million from an operating loss of $1.0 million in the fourth quarter of 2004. The increase in operating income is attributable to an increase in gross profit of $1.1 million, a 20.3% increase compared to the fourth quarter of 2004, primarily due to a decrease in lower margin subcontractor utilization and an increase in higher margin internal labor utilization on several contracts. In addition, corporate overhead expenses decreased $3.2 million, primarily due to a decrease in executive compensation and a decrease in corporate SG&A expenses as a result of the spin-off of National Patent Development Corporation (NPDC) in the fourth quarter of 2004.

During the fourth quarter of 2005, income from continuing operations before income taxes decreased $3.8 million to $8.6 million, compared to $12.4 million for the fourth quarter of 2004. The decrease is primarily due to a decrease in income relating to the EDS litigation in 2005 compared to 2004. In the fourth quarter of 2005, the Company recognized a gain on the litigation settlement of $5.6 million compared to a gain on the arbitration award of $13.7 million in the fourth quarter of 2004 relating to the claims against EDS arising out of the Company's 1998 acquisition of Learning Technologies. The net cash proceeds to the Company from the litigation and arbitration gains were $4.4 million in 2005 and $8.7 million in 2004, after contributions to NPDC pursuant to a spin-off agreement. Excluding these non-recurring items, income from continuing operations before income taxes increased $4.3 million.

Fiscal Year 2005 Results

During the year ended December 31, 2005, revenue increased $11.1 million, or 6.7%, to $175.6 million, as compared to revenue of $164.5 million for the year ended December 31, 2004. The increase in revenue is primarily due to new contract awards and net increases in contract scopes with several of our existing customers to provide various training, business process outsourcing, engineering, and domestic preparedness services. The increase was offset by a decrease in revenue from hurricane recovery services of $3.1 million in 2005 compared to 2004 and a change in contract scopes with a business process outsourcing customer during 2005 resulting in a revenue decline of $5.4 million.

During the year ended December 31, 2005, operating income increased $9.2 million to $11.0 million from $1.8 million for the year ended December 31, 2004. The improvement is primarily attributable to an increase in gross profit of $5.7 million, primarily due to an increase in revenue and a decrease in overhead expenses as a percentage of revenue, as well as an increase in gross profit due to a shift from subcontractor utilization to internal labor utilization on several contracts which resulted in a higher profit margin. In addition, corporate overhead expenses decreased $3.5 million, primarily due to a decrease in executive compensation and a decrease in corporate SG&A as a result of the spin-off of NPDC in the fourth quarter of 2004.

During the year ended December 31, 2005, income from continuing operations before income taxes increased $1.2 million to $15.2 million, compared to $14.0 million for the year ended December 31, 2004. Income from continuing operations before income taxes included a $5.6 million gain on the litigation settlement in 2005 and a $13.7 million gain on the arbitration award in 2004. Excluding these non-recurring items, income from continuing operations before income taxes increased $9.3 million in 2005 compared to 2004.

During the course of the Company's evaluation and assessment of its internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, the Company identified a material weakness in its internal control over financial reporting in the area of accounting for income taxes. The


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deficiencies in this area were promptly brought to the attention of the
Company's Audit Committee and the Company has assigned a high priority to the improvement of its internal control over financial reporting in this area. The Company has begun implementing a remediation plan to remediate this material weakness. Further information on this material weakness and the Company's remediation plan is set forth in the Company's Annual Report on Form 10-K.

The Company has scheduled an investor conference call for 10:00 a.m. ET on March 16, 2006. In addition to prepared remarks from management, there will be a question and answer session on the call. The dial-in number for the live conference call will be 888-412-9257. A telephone replay of the call will also be available beginning at 1:00 p.m. on March 16th, until 11:59 p.m. on March 31st. To listen to the replay, dial 800-642-1687 or 706-645-9291, using conference ID number 6530810.

About GP Strategies Corporation

GP Strategies, whose core operating subsidiary is General Physics Corporation, is a NYSE listed company (GPX). General Physics is a global provider of training, e-Learning solutions, management consulting, and engineering services, improving the effectiveness of organizations by customizing solutions to meet the specific needs of clients. Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers. Additional information about GP Strategies may be found at www.gpstrategies.com and about General Physics at www.gpworldwide.com.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We use words such as "expects", "intends", "believes", "may", "will" and "anticipates" to indicate forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, but not limited to, those factors set forth under Item 1A, Risk Factors, in our Annual Report on Form 10-K and those other risks and uncertainties detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the effect, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ from those expressed or implied by these forward-looking statements.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us, whether as a result of new information, future events or otherwise. You are cautioned.

                                  TABLES FOLLOW



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The following table summarizes the consolidated results of operations of GP
Strategies Corporation ("the Company" or "GP Strategies") for the quarters and years ended December 31, 2005 and 2004. As previously announced, GP Strategies completed the spin-offs of GSE Systems, Inc. (GSE) on September 30, 2005 and NPDC on November 24, 2004. Subsequent to these spin-offs, the Company's operations consist of General Physics Corporation ("General Physics") and the Company ceased to have any ownership interest in GSE and NPDC. The operations of GSE and NPDC, which included Five Star Products, Inc. and MXL Industries, Inc., have been reclassified to discontinued operations for all periods presented.


(Unaudited - in thousands, except per share amounts)             Quarters ended                     Years ended
                                                                -------------------------------------------------------
                                                                  December 31,                     December 31,
                                                        ---------------- --------------- ---------------- ---------------
                                                             2005          2004               2005          2004
                                                             ----          ----               ----          ----

Revenue                                                     $44,277          $45,644        $175,555         $164,458
Cost of revenue                                              37,886           40,333         150,564          145,119
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
  Gross profit                                                6,391            5,311          24,991           19,339
Selling, general and administrative expenses                  3,043            6,284          14,039           17,545
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
   Operating income (loss)                                    3,348             (973)         10,952            1,794
Interest expense                                                389              467           1,518            1,937
Other income                                                     97              179             238              500
Gain on litigation settlement, net of legal fees              5,552              -             5,552             -
Gain on arbitration award, net of legal fees                   -              13,660            -              13,660
                                                        ---------------- --------------- ---------------- ---------------
  Income from continuing operations
     before income taxes                                      8,608           12,399          15,224           14,017
Income tax expense (benefit)                                  3,893           (9,251)          6,767           (8,249)
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
   Income from continuing operations                          4,715           21,650           8,457           22,266
Income (loss) from discontinued operations,
    net of income taxes                                        (232)             (83)         (1,244)             254
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
   Net income                                                $4,483          $21,567          $7,213          $22,520
                                                        ================ =============== ================ ===============
                                                        ================ =============== ================ ===============

Per common share data:
Basic:
  Income from continuing operations                      $     0.25       $     1.21      $     0.47       $     1.26
  Income (loss) from discontinued operations                  (0.01)              --           (0.07)            0.01
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
  Net income                                             $     0.24       $     1.21      $     0.40       $     1.27
                                                        ================ =============== ================ ===============
                                                        ================ =============== ================ ===============
Diluted:
  Income from continuing operations                      $     0.25       $     1.15      $     0.45       $     1.22
  Income (loss) from discontinued operations                  (0.01)              --           (0.07)            0.01
                                                        ---------------- --------------- ---------------- ---------------
                                                        ---------------- --------------- ---------------- ---------------
  Net income                                             $     0.24       $     1.15      $     0.38       $     1.23
                                                        ================ =============== ================ ===============




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The following table summarizes the condensed consolidated balance sheet data of
GP Strategies, as of December 31, 2005 and 2004. On September 30, 2005, the Company distributed net assets of $6.8 million in connection with the spin-off of GSE.

(Unaudited - in thousands)
                                                                                                      December 31,
                                                                                                   2005           2004
                                                                                                   -----          ----
Current assets:
   Cash and cash equivalents                                                                       $18,118         $2,417
   Cash held in escrow from arbitration                                                                -           13,798
   Accounts and other receivables                                                                    26,390        31,114
   Costs and estimated earnings in excess of billings on uncompleted contracts                       11,487        16,834
   Prepaid expenses and other current assets                                                          6,625         5,828
                                                                                            ---------------- -----------------
                                                                                            ---------------- -----------------
      Total current assets                                                                           62,620        69,991
Property, plant and equipment, net                                                                    1,857         2,673
Goodwill and other intangibles, net                                                                  58,130        64,891
Deferred tax assets                                                                                  10,391        15,164
Other assets                                                                                          1,643         3,316
                                                                                            ---------------- -----------------
                                                                                            ---------------- -----------------
      Total assets                                                                                 $134,641      $156,035
                                                                                            ================ =================
                                                                                            ================ =================

Current liabilities:
   Current maturities of long-term debt                                                                 $71          $100
   Short-term borrowings                                                                               -            6,068
   Accounts payable and accrued expenses                                                             20,315        33,219
   Billings in excess of costs and estimated earnings on uncompleted contracts                        7,430        10,003
                                                                                            ---------------- -----------------
                                                                                            ---------------- -----------------
      Total current liabilities                                                                      27,816        49,390
Long-term debt less current maturities                                                               11,309        10,951
Other non-current liabilities                                                                         1,174         1,739
                                                                                            ---------------- -----------------
                                                                                            ---------------- -----------------
      Total liabilities                                                                              40,299        62,080
Minority interest                                                                                      -            2,335
Total stockholders' equity                                                                           94,342        91,620
                                                                                            ---------------- -----------------
                                                                                            ---------------- -----------------
      Total liabilities and stockholders' equity                                                   $134,641      $156,035
                                                                                            ================ =================

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